As filed with the Securities and Exchange Commission on September 26, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
________________________

VAIL RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	51-0291762
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

390 Interlocken Crescent, Suite 1000 Broomfield, Colorado	80021
(Address of Principal Executive Offices)	(Zip Code)

________________________ David T. Shapiro, Esq. Executive Vice President, General Counsel and Secretary Vail Resorts, Inc. 390 Interlocken Crescent Broomfield, Colorado 80021 (303) 404-1800
(Name, address and telephone number, including area code, of agent for service)

Copy to:

Todd M. Kaye, Esq. Tyler F. Mark, Esq. Bryan Cave Leighton Paisner LLP One Metropolitan Square, Suite 3600 Saint Louis, Missouri 63102 (314) 259-2000
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share	55,422	$—	$—	$—

(1)
This registration statement is filed pursuant to Rule 415(a)(6) under the Securities Act and registers 55,422 shares of common stock that were previously registered by Vail Resorts, Inc. (“Vail Resorts”) on its Registration Statement on Form S-3 (File No. 333-214115), filed October 14, 2016 (which is set to expire on October 14, 2019), and were not sold thereunder. The shares of common stock registered hereunder represent the number of shares of common stock of Vail Resorts that may be issued from time to time upon exchange, retraction or redemption of up to 55,422 exchangeable shares of Whistler Blackcomb Holdings Inc. (“Whistler Blackcomb”), our wholly-owned Canadian subsidiary. Additionally, an indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar issuance and in such event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act of 1933.

(2)
Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee of $7,455.63 related to the 55,422 shares of common stock included in this replacement registration statement that were previously registered by Vail Resorts on its expiring Registration Statement on Form S-3 (File No. 333-214115), filed October 14, 2016, and were not sold thereunder, will continue to be applied to such unsold securities. In accordance with Rule 415(a)(6), no registration fee is due and the expiring Registration Statement on Form S-3 (File No. 333-214115) will be deemed terminated as of the date of effectiveness of this replacement registration statement.

EXPLANATORY NOTE
We are filing this registration statement solely to cover unsold securities covered by our prior Registration Statement on Form S-3 filed October 14, 2016 (File No. 333-214115) (the “Prior Registration Statement”). Pursuant to Rule 415(a)(5) under the Securities Act of 1933, securities registered on the Prior Registration Statement may be offered and sold only if not more than three years have elapsed since the initial effective date of the Prior Registration Statement. Accordingly, we are filing this registration statement to cover unsold securities covered by the Prior Registration Statement. In accordance with Rule 415(a)(6), effectiveness of this registration statement will be deemed to terminate the offering of securities on the Prior Registration Statement.

Up to 55,422 Shares
Common Stock

This prospectus relates to shares of our common stock, par value $0.01 per share, that we may issue, from time to time, upon exchange, retraction or redemption of exchangeable shares of Whistler Blackcomb Holdings Inc., a wholly-owned Canadian subsidiary of ours with incorporation number BC1093305 that is referred to in this prospectus as “Whistler Blackcomb.” We refer to the exchangeable shares of Whistler Blackcomb as the “exchangeable shares.”
In October 2016, 1068877 B.C. Ltd. (“Exchangeco”) issued exchangeable shares in connection with our 2016 acquisition (the “Whistler Blackcomb Acquisition”) of all of the issued and outstanding common shares of Whistler Blackcomb Holdings Inc., a British Columbia company with incorporation number C0894119 (“Old Whistler Blackcomb”) to Old Whistler Blackcomb shareholders who made a valid election to receive exchangeable shares of Exchangeco in lieu of receiving shares of our common stock. On October 17, 2016, following the Whistler Blackcomb Acquisition, Exchangeco and Old Whistler Blackcomb were amalgamated as one company (“Amalco”) under the name 1068877 B.C. Ltd. pursuant to the Business Corporations Act (British Columbia). As a result of the amalgamation and by operation of law, Amalco had the same capital as Exchangeco and the holders of the exchangeable shares issued by 1068877 B.C. Ltd. became holders of exchangeable shares of Amalco, having the same terms and conditions as the exchangeable shares of Exchangeco. On October 20, 1016, Amalco changed its name to Whistler Blackcomb Holdings Inc. The exchangeable shares are not registered under the Securities Act of 1933 and were issued in reliance upon the exemption from registration provided by section 3(a)(10) of the Securities Act of 1933 on the basis of the approval of the Supreme Court of British Columbia. Each exchangeable share may be exchanged at the election of the holder for one share of our common stock. In addition, under certain circumstances, Whistler Blackcomb can redeem the exchangeable shares in exchange for shares of our common stock on a one-for-one basis. Upon the issuance of the registered shares of common stock upon such exchange, retraction or redemption of outstanding exchangeable shares, we will cancel an equal number of currently outstanding exchangeable shares of Whistler Blackcomb. At such time as there are no longer any exchangeable shares outstanding, the share of Special Voting Preferred Stock held by the trustee under our Voting and Exchange Trust Agreement will be automatically cancelled. See “The Exchangeable Shares” below on page 3.
Because the shares of our common stock offered by this prospectus will be issued only in exchange for or upon retraction or redemption of the exchangeable shares, we will not receive any cash proceeds from this offering. We are paying all expenses of registration incurred in connection with this offering.
Vail Resort’s common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “MTN.”
Investing in our common stock involves risk. Please read carefully the section entitled “Risk Factors” on page 3 of this prospectus and the information included and incorporated by reference in this prospectus.
Neither the Securities and Exchange Commission, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated September 26, 2019.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (SEC) using a “shelf” registration process. As permitted under the rules of the SEC, this prospectus incorporates important information about Vail Resorts that is contained in documents that we file with the SEC, but that is not included in or delivered with this prospectus. Additionally, descriptions in this prospectus of documents are intended to be summaries of the material, relevant portions of those documents, but may not be complete descriptions of those documents. For complete copies of those documents, please refer to the exhibits to the registration statement and other documents filed by us with the SEC. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as other sources. See “Where You Can Find More Information.”
You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide you. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus, any prospectus supplement, any document incorporated by reference or any free writing prospectus is accurate as of any date other than the date mentioned on the cover page of these documents, regardless of the time of delivery of this prospectus or any sale of securities. We are not making offers to sell the shares of common stock described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
References in this prospectus to the terms “we,” “us,” “our,” “the Company” or “Vail Resorts” or other similar terms mean Vail Resorts, Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

FORWARD-LOOKING STATEMENTS
This prospectus and the matters discussed or incorporated by reference in this prospectus contain certain “forward-looking statements” within the meaning of the U.S. federal securities laws. These statements relate to analyses and other information available as of the date hereof, which are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our contemplated future prospects, developments and business strategies. You can identify forward-looking statements by terminology such as “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “will” or the negative or plural of these terms or other similar expressions or phrases, including references to assumptions. Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we cannot assure you that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements involve risks, uncertainties, and other factors (many beyond our control) that could cause our actual results to differ materially from our historical experience or from our current expectations or projections. Some of these risks are described more fully under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus, in this prospectus under the heading “Risk Factors” below, and elsewhere in documents we file with the SEC, which are incorporated by reference in this prospectus. In addition to these risks and uncertainties, important factors that could cause actual results to differ materially from our forward-looking statements include, but are not limited to:

•	prolonged weakness in general economic conditions, including adverse effects on the overall travel and leisure related industries;

•	unfavorable weather conditions or the impact of natural disasters;

•
risks related to our reliance on information technology, including our failure to maintain the integrity of our customer or employee data and our ability to adapt to technological developments or industry trends;

•	risks related to cyber-attacks;

•
willingness of our guests to travel due to terrorism, the uncertainty of military conflicts or outbreaks of contagious diseases, and the cost and availability of travel options and changing consumer preferences;

•	the seasonality of our business combined with adverse events that occur during our peak operating periods;

•	competition in our mountain and lodging businesses;

•	the high fixed cost structure of our business;

•	our ability to fund resort capital expenditures;

•	risks related to a disruption in our water supply that would impact our snowmaking capabilities and operations;

•	our reliance on government permits or approvals for our use of public land or to make operational and capital improvements;

•	risks related to federal, state, local and foreign government laws, rules and regulations;

•	risks related to changes in security and privacy laws and regulations which could increase our operating costs and adversely affect our ability to market our products and services effectively;

•	risks related to our workforce, including increased labor costs;

•	loss of key personnel and our ability to hire and retain a sufficient seasonal workforce;

•	adverse consequences of current or future legal claims;

•	a deterioration in the quality or reputation of our brands, including our ability to protect our intellectual property and the risk of accidents at our mountain resorts;

•
our ability to successfully integrate acquired businesses, or that acquired businesses may fail to perform in accordance with expectations, including Falls Creek, Hotham, Peak Resorts or future acquisitions;

•	our ability to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, with respect to acquired businesses;

•	risks associated with international operations;

•	fluctuations in foreign currency exchange rates where the Company has foreign currency exposure, primarily the Canadian and Australian dollars;

•
changes in accounting judgments and estimates, accounting principles, policies or guidelines or adverse determinations by taxing authorities as well as risks associated with uncertainty of the impact of tax reform legislation in the United States; and

•	a materially adverse change in our financial condition.

We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

OUR BUSINESS
Vail Resorts was organized as a holding company in 1997 and operates through various subsidiaries. Our operations are grouped into three business segments: Mountain, Lodging and Real Estate.
In the Mountain segment, we operate seventeen world-class mountain resort properties including Vail, Breckenridge, Keystone, Beaver Creek and Crested Butte mountain resorts in Colorado; Park City mountain resort in Utah; Heavenly, Northstar and Kirkwood mountain resorts in the Lake Tahoe area of California and Nevada; Stevens Pass mountain resort in Washington State; Stowe and Okemo mountain resorts in Vermont; Mount Sunapee mountain resort in New Hampshire; Whistler Blackcomb mountain resort in British Columbia, Canada, Perisher Ski Resort in New South Wales, Australia; Falls Creek and Hotham mountain resorts in Victoria, Australia; and the three urban ski areas of Wilmot Mountain in Wisconsin, Afton Alps in Minnesota and Mount Brighton in Michigan. The Mountain segment also includes ancillary services, primarily including ski school, dining and retail/rental operations, and for Perisher, including lodging and transportation operations.
Effective September 24, 2019, we closed on the acquisition of Peak Resorts, Inc. Through this acquisition, we added 17 U.S. ski areas to our network of resorts. Located near major metropolitan areas, including New York, Boston, Washington, D.C., Baltimore, Philadelphia, Cleveland, Columbus, St. Louis, Kansas City and Louisville, the resorts include: Mount Snow in Vermont, Hunter Mountain in New York, Attitash Mountain Resort, Wildcat Mountain and Crotched Mountain in New Hampshire, Liberty Mountain Resort, Roundtop Mountain Resort, Whitetail Resort, Jack Frost and Big Boulder in Pennsylvania, Alpine Valley, Boston Mills, Brandywine and Mad River Mountain in Ohio, Hidden Valley and Snow Creek in Missouri, and Paoli Peaks in Indiana.
Several of the resorts located in the United States operate primarily on federal land under the terms of Special Use Permits granted by the U.S. Department of Agriculture Forest Service. The operations of Whistler Blackcomb are conducted on land owned by the government of the Province of British Columbia, Canada within the traditional territory of the Squamish and Lil’wat Nations. The operations of the Company’s Australian resorts are conducted pursuant to long-term leases and licenses on land owned by the governments of New South Wales and Victoria, Australia. Okemo, Mount Sunapee and Stowe operate on land leased from the respective states in which the resorts are located and on land owned by the Company.
Operations within the Lodging segment include (i) ownership/management of a group of luxury hotels and condominiums through the Company’ RockResorts, as well as other strategic lodging properties and a large number of condominiums located in proximity to the Company’s North American mountain resorts; (ii) National Park Service (“NPS”) concessionaire properties including Grand Teton Lodge Company, which operates destination resorts in Grand Teton National Park; (iii) a Colorado resort ground transportation company; and (iv) mountain resort golf courses.
Vail Resorts Development Company, a wholly-owned subsidiary of Vail Resorts, conducts the operations of the Company’s Real Estate segment, which owns, develops and sells real estate in and around the Company’s resort communities.

The Company’s mountain business and its lodging properties at or around the Company’s mountain resorts are seasonal in nature with peak operating seasons primarily from mid-November through mid-April in North America. The operating season at the Company’s Australian resorts, NPS concessionaire properties and golf courses generally occurs from June to early October.
The mailing address of our principal executive offices is 390 Interlocken Crescent, Broomfield, Colorado 80021 and our telephone number is (303) 404-1800.

RISK FACTORS
Investing in our common stock involves risk. Prior to making a decision about investing in our common stock, you should carefully consider the specific factors discussed below, in our filings with the SEC referred to under the heading “Where You Can Find More Information,” including in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus and which may be amended, supplemented or superseded from time to time by other reports and documents we file with the SEC in the future that are incorporated by reference herein, together with all of the other information included in this prospectus and the documents we incorporate by reference. The risks and uncertainties we have described are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our common stock could decline, and you could lose all or part of your investment.
Risks Related to the Exchangeable Shares
Holders of exchangeable shares will experience a delay in receiving shares of our common stock from the date they request an exchange, which may affect the value of the shares the holder receives in an exchange.
Holders of exchangeable shares who request to receive shares of our common stock in exchange for their exchangeable shares will not receive shares of our common stock until five business days after the applicable request is received. During this period, the market price of our common stock may increase or decrease. Any such increase or decrease would affect the value of the consideration to be received by such holder of exchangeable shares upon a subsequent sale of the common stock received in the exchange.

USE OF PROCEEDS
Because the common stock will be issued upon exchange of the exchangeable shares, we will receive no cash proceeds from the offering.

THE EXCHANGEABLE SHARES
The rights of holders of exchangeable shares, including exchange rights, are described in the terms of the Plan of Arrangement, which is included as Schedule A to the Arrangement Agreement that is included as Exhibit 2.1 to this registration statement of which this prospectus forms a part.
PLAN OF DISTRIBUTION
The shares of common stock offered in this prospectus will be issued upon exchange, retraction or redemption of exchangeable shares as described in the terms of the Plan of Arrangement, which is included as Schedule A to the Arrangement Agreement that is included as Exhibit 2.1 to this registration statement of which this prospectus forms a part. No broker, dealer or underwriter has been engaged in connection with this offering.

INCOME TAX CONSIDERATIONS
Material Canadian Federal Income Tax Considerations
The following is a summary of the material Canadian federal income tax considerations arising under the Income Tax Act (Canada) and the regulations adopted thereunder (the “ITA”) in respect of an exchange or redemption of exchangeable shares, and the holding and disposition of shares of Vail Resorts common stock acquired upon the exchange or redemption of the exchangeable shares generally applicable to holders of exchangeable shares who, for purposes of the ITA, and at all relevant times, hold such exchangeable shares, and will hold shares of Vail Resorts common stock acquired upon the exchange or redemption of such exchangeable shares, as capital property and deal at arm’s length with, and are not affiliated with, Vail Resorts, 1089881 B.C. Ltd. (“Callco”) or Whistler Blackcomb and who, for purposes of the ITA, (i) is or is deemed to be a resident of Canada at all relevant times and (ii) has not entered into, with respect to its exchangeable shares and/or shares of Vail Resort common stock, as applicable, a “derivative forward agreement,” as defined in the ITA (a “Resident Holder”).
This summary does not apply to a Resident Holder: (i) with respect to whom Vail Resorts is or will be a “foreign affiliate” within the meaning of the ITA, (ii) that is a “financial institution” for the purposes of the mark-to-market rules in the ITA, (iii) an interest in which is a “tax shelter investment” as defined in the ITA, (iv) that is a “specified financial institution” as defined in the ITA, (v) who has made a “functional currency” election under section 261 of the ITA, (vi) that is a corporation and is, or becomes as part of a transaction or event or series of transactions or events that includes the steps described in the Plan of Arrangement, controlled by a non-resident person (including a corporation) or a group of non-resident persons (including corporations) not dealing with each other at arm’s length for the purposes of the foreign affiliate dumping rules in section 212.3 of the ITA, or (vii) who, alone or together with persons with whom the holder does not deal at arm’s length for purposes of the ITA or any partnership or trust of which such holder or such person is a member or beneficiary, hold more than 10% of the issued and outstanding exchangeable shares at any time. Any such holders should consult their own tax advisors with respect to their particular circumstances.
Exchangeable shares and shares of Vail Resorts common stock will generally be considered to be capital property to a holder unless such securities are held in the course of carrying on a business, or were acquired in one or more transactions considered to be an adventure or concern in the nature of trade. Certain Resident Holders whose exchangeable shares might not otherwise qualify as capital property may be entitled to make an irrevocable election in accordance with subsection 39(4) of the ITA to have such exchangeable shares, and every “Canadian security” (as defined in the ITA) owned by such Resident Holder in the taxation year of the election and in all subsequent taxation years deemed to be capital property. However, exchangeable shares of a Resident Holder in respect of which a valid election was made under subsection 85(1) or 85(2) of the ITA will not be Canadian securities to such Resident Holder for this purpose and therefore will not be deemed to be capital property under subsection 39(4) of the ITA. In addition, shares of Vail Resorts common stock will not constitute Canadian securities for the purposes of this election. Resident Holders who do not hold their exchangeable shares as capital property or who will not hold their shares of Vail Resorts common stock as capital property should consult their own tax advisors regarding their particular circumstances.
This summary is based on the facts set out in this document, the current provisions of the ITA and our understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) publicly available prior to the date of this document. This summary takes into account all proposed amendments to the ITA that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (“Proposed Amendments”) and assumes that such Proposed Amendments will be enacted as proposed. However, no assurance can be given that such Proposed Amendments will be enacted in the form proposed, or at all.
This summary is not exhaustive of all possible Canadian federal income tax considerations applicable to the acquisition, holding and disposition of exchangeable shares or shares of Vail Resorts common stock. Except for the Proposed Amendments, this summary does not take into account or anticipate any changes in law or any changes in the CRA’s administrative policies and assessing practices, whether by judicial, governmental or legislative action or decision, nor does it take into account any provincial, territorial or foreign tax legislation or considerations, which may differ from the Canadian federal income tax considerations described herein.
This summary is of a general nature only and is not intended to be, and should not be construed to be, legal, business or tax advice to any particular holder. This summary does not take into account your particular circumstances and does not address considerations that may be particular to you. Therefore, you should consult your own tax advisors regarding your particular circumstances.
Generally, for purposes of the ITA, all amounts relating to the acquisition, holding or disposition of securities (including dividends, adjusted cost base and proceeds of disposition) must be expressed in Canadian dollars. Amounts denominated in U.S. dollars must be converted into Canadian dollars generally based on the Bank of Canada daily exchange rate on the date such amounts arise or such other rate of exchange as is acceptable to the CRA.
Call Rights
Callco and Whistler Blackcomb have certain rights (the “Call Rights”) to acquire exchangeable shares from Resident Holders in certain circumstances. Vail Resorts is of the view that the Call Rights have only a nominal fair market value and accordingly no amount should be allocated to the Call Rights. This summary assumes that the Call Rights have nominal value.

This determination of value is not binding on the CRA and it is possible that the CRA could take a contrary view. Resident Holders should consult with their own tax advisors concerning this possibility.
Redemption, Exchange and Disposition of Exchangeable Shares
A Resident Holder will be considered to have disposed of exchangeable shares:

(i)	on a redemption (including pursuant to a retraction request) of such exchangeable shares by Whistler Blackcomb; and

(ii)	on an acquisition of such exchangeable shares by Vail Resorts or Callco.

However, as discussed below, the Canadian federal income tax consequences of the disposition for the Resident Holder will be different depending on whether the event giving rise to the disposition is a redemption or retraction by Whistler Blackcomb or an acquisition by Vail Resorts or Callco.
A Resident Holder who exercises the right to require the redemption of an exchangeable share by giving a retraction request cannot control whether the exchangeable share will be acquired by Vail Resorts or Callco under the relevant Call Right or redeemed by Whistler Blackcomb.
Redemption or Retraction of Exchangeable Shares
On a redemption (including a retraction) of an exchangeable share by Whistler Blackcomb, the Resident Holder of that exchangeable share will generally be deemed to have received a dividend equal to the amount, if any, by which the fair market value of the proceeds received on the redemption exceeds the paid-up capital (for purposes of the ITA) of the exchangeable share at the time of redemption. On the redemption, the Resident Holder of an exchangeable share will also be considered to have disposed of the exchangeable share for proceeds of disposition equal to the redemption proceeds less the amount of such deemed dividend. The Resident Holder will in general realize a capital gain (or a capital loss) equal to the amount by which such proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to such holder of the exchangeable shares. In the case of a holder of exchangeable shares that is a corporation, in some circumstances, the amount of any such deemed dividend may be treated as proceeds of disposition and not as a dividend. For this purpose, the redemption proceeds of an exchangeable share will be equal to the sum of (i) the fair market value at the time of the redemption of the share of Vail Resorts common stock received by the Resident Holder, (ii) the amount, if any, of all declared, payable and unpaid cash dividends on the exchangeable share received by the Resident Holder, (iii) the amount, if any, of all dividends declared and payable or paid in respect of each share of Vail Resorts common stock which have not, at such time, been declared or paid on the exchangeable share and are received by the Resident Holder on the redemption, and (iv) the fair market value at the time of the redemption of any stock or other property constituting any declared, payable and unpaid non-cash dividends on the exchangeable share received by the Resident Holder.
The amount of any such deemed dividend will be generally subject to the tax treatment described in the section titled “Dividends on Exchangeable Shares” below. The general tax treatment of capital gains and capital losses is discussed below under the section titled “Taxation of Capital Gains or Capital Losses”.
Dividends on Exchangeable Shares
In the case of a Resident Holder who is an individual (other than certain trusts), dividends received or deemed to be received on the exchangeable shares will be included in computing the Resident Holder’s income for the taxation year in which such dividends are received and will be subject to the gross-up and dividend tax credit rules that apply to taxable dividends received from taxable Canadian corporations. Provided that appropriate designations are made by Whistler Blackcomb, such dividend will be treated as an “eligible dividend” for the purposes of the ITA and a holder who is an individual resident in Canada will be entitled to an enhanced gross-up and dividend tax credit in respect of such dividend. There are limitations on the ability of a corporation to designate dividends and deemed dividends as eligible dividends.
In the case of a Resident Holder that is a corporation, dividends received or deemed to be received on the exchangeable shares will be required to be included in computing the corporation’s income for the taxation year in which such dividends are received and, subject to the special rules and limitations described below, will generally be deductible in computing the corporation’s taxable income. In certain circumstances, subsection 55(2) of the ITA will treat a taxable dividend received by Resident Holder that is a corporation as proceeds of disposition or a capital gain.
Resident Holders that are corporations should consult their own tax advisors having regard to their own circumstances.

A Resident Holder that is a “private corporation” (as defined in the ITA) or any other corporation resident in Canada and controlled or deemed to be controlled, whether because of a beneficial interest in one or more trusts or otherwise, by or for the benefit of an individual (other than a trust) or a related group of individuals (other than trusts) may be liable under Part IV of the ITA to pay a refundable tax of 38 1/3% on dividends received or deemed to be received on the exchangeable shares to the extent that such dividends are deductible in computing the Resident Holder’s taxable income for the taxation year.
Exchange of Exchangeable Shares with Vail Resorts or Callco
On the exchange of an exchangeable share by the Resident Holder with Vail Resorts or Callco for shares of Vail Resorts common stock, the holder will generally realize a capital gain (or a capital loss) to the extent the proceeds of disposition of the exchangeable share, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the Resident Holder of the exchangeable share. For this purpose, the proceeds of disposition in respect of an acquisition of an exchangeable share by Callco or Vail Resorts will be equal to the sum of (i) the fair market value at the time of the acquisition of the share of Vail Resorts common stock received by the Resident Holder, (ii) the amount, if any, of all declared, payable and unpaid cash dividends on the exchangeable share received by the Resident Holder, (iii) the amount, if any, of all dividends declared and payable or paid in respect of each share of Vail Resorts common stock which have not, at such time, been declared or paid on the exchangeable share and are received by the Resident Holder on the acquisition, and (iv) the fair market value at the time of the acquisition of any stock or other property constituting any declared, payable and unpaid non-cash dividends on the exchangeable share received by the Resident Holder. The acquisition of an exchangeable share by Callco or Vail Resorts will not result in a deemed dividend. The general tax treatment of capital gains and capital losses is discussed below under the section titled “Taxation of Capital Gains or Capital Losses”.
Disposition of Exchangeable Shares other than on Redemption, Retraction or Exchange
A disposition or deemed disposition of exchangeable shares by a Resident Holder, other than on the redemption, retraction or exchange of such shares, will generally result in a capital gain (or a capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the Resident Holder of those exchangeable shares immediately before the disposition. For a description of the tax treatment of capital gains and losses, see “Material Canadian Federal Income Tax Considerations -Taxation of Capital Gains or Capital Losses” below.
Dividends on Shares of Vail Resorts Common Stock
A Resident Holder will be required to include in computing such Resident Holder’s income for a taxation year the amount of dividends, if any, received on shares of Vail Resorts common stock. Dividends received or deemed to be received on shares of Vail Resorts common stock by a Resident Holder who is an individual will not be subject to the gross-up and dividend tax credit rules in the ITA normally applicable to taxable dividends received from taxable Canadian corporations. A Resident Holder that is a corporation will not be entitled to deduct the amount of such dividends in computing its taxable income.
A Resident Holder that, throughout the relevant taxation year, is a “Canadian-controlled private corporation” (as defined in the ITA) may be liable to pay a refundable tax of 10 2/3% on its “aggregate investment income” (as defined in the ITA), including any dividends that are not deductible in computing taxable income.
Any U.S. non-resident withholding tax on such dividends generally should be eligible, subject to certain limitations under the ITA, to be credited against the Resident Holder’s income tax or deducted from income.
Acquisition and Disposition of Shares of Vail Resorts Common Stock
The cost of shares of Vail Resorts common stock received on the retraction, redemption or exchange of an exchangeable share will be equal to the fair market value of such shares of Vail Resorts common stock at the time of such event and will generally be averaged with the adjusted cost base of any other shares of Vail Resorts common stock held at that time by the Resident Holder as capital property for the purpose of determining the Resident Holder’s adjusted cost base of such shares of Vail Resorts common stock.
A disposition or deemed disposition of shares of Vail Resorts common stock by a Resident Holder will generally result in a capital gain (or capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the Resident Holder of the shares of Vail Resorts common stock immediately before the disposition. For a description of the tax treatment of capital gains and losses, see “Material Canadian Federal Income Tax Considerations-Holders Resident in Canada-Taxation of Capital Gains or Capital Losses” below.

Taxation of Capital Gains or Capital Losses
Generally, one-half of any capital gain (a “taxable capital gain”) realized by a Resident Holder in a taxation year must be included in the Resident Holder’s income for the year, and one-half of any capital loss (an “allowable capital loss”) realized by a Resident Holder in a taxation year must be deducted from taxable capital gains realized by the holder in that year (subject to and in accordance with rules contained in the ITA). Allowable capital losses for a taxation year in excess of taxable capital gains for that year generally may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and under the circumstances described in the ITA.
A Resident Holder that, throughout the relevant taxation year, is a “Canadian-controlled private corporation” (as defined in the ITA) may be liable to pay a refundable tax of 10 2/3% on its “aggregate investment income” (as defined in the ITA), including any taxable capital gains.
If the Resident Holder of an exchangeable share is a corporation, the amount of any capital loss realized on a disposition or deemed disposition of such share may be reduced by the amount of dividends received or deemed to have been received by it on such share (and in certain circumstances a share exchanged for such share) to the extent and under circumstances prescribed by the ITA. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns such shares or where a trust or partnership of which a corporation is a beneficiary or a member is a member of a partnership or a beneficiary of a trust that owns any such shares.
Holders to whom these rules may be relevant should consult their own tax advisors.
Foreign Property Information Reporting
A Resident Holder that is a “specified Canadian entity” (as defined in the ITA) for a taxation year or a fiscal period and whose total “cost amount” of “specified foreign property” (as such terms are defined in the ITA), including exchangeable shares (including any ancillary rights) and shares of Vail Resorts common stock, at any time in the year or fiscal period exceeds Cdn $100,000 will be required to file an information return for the year or period disclosing prescribed information. Such Resident Holders should consult their own tax advisors regarding compliance with these rules.
Eligibility for Investment
Provided that the shares of Vail Resorts common stock are listed on a “designated stock exchange” within the meaning of the ITA (which includes the NYSE) at a particular time, the shares of Vail Resorts common stock will be qualified investments under the ITA for trusts governed by a registered retirement savings plan (“RRSP”), a registered retirement income fund (“RRIF”), a registered education savings plan (“RESP”), a deferred profit sharing plan, a registered disability savings plan (“RDSP”) and a tax-free savings account (“TFSA”) all as defined in the ITA.
Notwithstanding that the shares of Vail Resorts common stock may be qualified investments for trusts governed by a TFSA, an RRSP, an RRIF an RESP or an RDSP, the holder of a TFSA or RDSP, the subscriber of an RESP or the annuitant of an RRSP or RRIF, as the case may be, may be subject to a penalty tax under the ITA if such shares are a “prohibited investment” within the meaning of the ITA for the particular TFSA, RDSP, RESP, RRSP or RRIF. The shares of Vail Resorts common stock will generally not be a prohibited investment for a TFSA, an RDSP, an RESP, an RRSP or an RRIF provided that the holder of the TFSA or RDSP, the subscriber of the RESP, or the annuitant of the RRSP or RRIF, as applicable, deals at arm’s length with Vail Resorts within the meaning of the ITA and does not have a “significant interest” within the meaning of the ITA in Vail Resorts. Resident Holders should consult their own tax advisors to ensure that the shares of Vail Resorts common stock will not be a prohibited investment for a trust governed by a TFSA, RDSP, RESP, RRSP or RRIF in their particular circumstances.
Material U.S. Federal Income Tax Consequences
The following is a summary of certain material U.S. federal income tax considerations generally applicable to Non-U.S. Holders (as defined below) who receive shares of our common stock in exchange for exchangeable shares (the “Exchange” for purposes of this summary).
The following summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations thereunder, published rulings of the U.S. Internal Revenue Service (“IRS”) and judicial and administrative interpretations thereof, in each case as in effect and available on the date of this prospectus. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive basis. Except as explicitly set forth herein, this summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation or regulations. No legal opinion from U.S. legal counsel or ruling from the IRS has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the Plan of Arrangement, including the exchange of exchangeable shares for our common stock. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.
This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences that may apply to a Non-U.S. Holders as a result of the Exchange. In addition, this summary does not address U.S. Holders (as defined below) and does not take into account the individual facts and circumstances of any particular Non-U.S. Holder that may affect the U.S. federal income tax consequences applicable to such Non-U.S. Holder, nor does this summary address the U.S. federal income tax considerations of the Exchange to holders that are subject to special provisions under the Code, including the following holders: (a) holders that are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) holders that are financial institutions, insurance companies, real estate investment trusts, or regulated investment companies; (c) holders that are dealers in securities or currencies or holders that are traders in securities that elect to apply a mark-to-market accounting method; (d) holders subject to the alternative minimum tax provisions of the Code; (e) holders that own exchangeable shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) holders that hold exchangeable shares other than as a capital asset within the meaning of Section 1221 of the Code; (g) holders that own or have owned directly, indirectly or constructively, 10% or more of Whistler Blackcomb’s voting securities; (h) holders that are controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax; (i) holders that are U.S. expatriates or former long-term residents of the United States; and (j) holders that hold, have held, or will hold, directly, indirectly or constructively, more than 5% of the shares of Vail Resorts common stock. Holders of exchangeable shares that are subject to special provisions under the Code, including holders described above, should consult their own tax advisor regarding the U.S. federal, U.S. state and local, and foreign tax consequences relating to the Exchange.
If an entity or arrangement classified as a partnership for U.S. federal income tax purposes owns exchangeable shares, the U.S. federal income tax consequences of the Exchange to such partnership and the partners of such partnership generally will depend upon the activities of the partnership and status of such partners. Holders that are classified as partnerships for U.S. federal income tax purposes, and the partners of such entities, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Exchange.
This summary assumes that Whistler Blackcomb has never been treated as a U.S. domestic corporation pursuant to Section 897(i) of the Code and that exchangeable shares have never been treated as shares of Vail Resorts common stock. This summary does not address any U.S. estate, state, local or foreign tax consequences relating to the Exchange. Each Non-U.S. Holder should consult its own tax advisor regarding the U.S. estate, state, local and foreign tax consequences arising from and relating to the Exchange.
For purposes of this summary, a “U.S. Holder” means for U.S. federal income tax purposes, (a) an individual who is a citizen or resident of the U.S., (b) a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the U.S., any state in the U.S. or the District of Columbia, (c) an estate if the income of such estate is subject to U.S. federal income tax regardless of the source of such income, or (d) a trust if (i) such trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes or (ii) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust. This summary does not address the tax consequences of the Exchange to any U.S. Holder.
For purposes of this summary, a “Non-U.S. Holder” is a beneficial owner (for U.S. federal income tax purposes) of exchangeable shares that is an individual, corporation, estate, or trust, other than a U.S. Holder. The U.S. federal income tax consequences to Non-U.S. Holders depend in significant part on the provisions of the specific treaty, if any, in place from time to time between the United States and the Non-U.S. Holder’s jurisdiction. Non-U.S. Holders are urged to consult a tax advisor who has knowledge of the particular treaty provisions applicable to the Non-U.S. Holder in order to accurately determine the specific tax treatment applicable to them. The following is therefore a very general discussion of such treatment without specific reference to any particular treaty.
Tax Consequences to Non-U.S. Holders Arising from the Exchange and the Ownership or Disposition of Shares of Vail Resorts Common Stock
Exchange of Exchangeable Shares

The tax consequences of the Exchange to a Non-U.S. Holder generally will be subject to the rules discussed below in the discussion titled “Dispositions of Shares of Vail Resorts Common Stock.” In general, a Non-U.S. Holder will not be subject to U.S. federal income tax on the gain (if any) realized in the Exchange unless (i) the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business, or, if required by an applicable treaty, attributable to a permanent establishment maintained by the Non-U.S. Holder, in the United States or (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met, unless an applicable income tax treaty provides otherwise. Non-U.S. Holders described in (i) and (ii) above should consult the corresponding descriptions contained in the discussion entitled “Dispositions of Shares of Vail Resorts Common Stock” for a description of the applicable tax consequences of the Exchange.
In addition, if Vail Resorts is or has been a “U.S. real property holding corporation,” or “USRPHC,” for U.S. federal income tax purposes (see “Dispositions of Shares of Vail Resorts Common Stock” below for what generally constitutes a USRPHC), a Non-U.S. Holder in the Exchange nonetheless would generally be subject to U.S. federal income tax and withholding tax as described below in “Dispositions of Shares of Vail Resorts Common Stock” as a result of Vail Resorts constituting a USRPHC, unless the common stock of Vail Resorts is regularly traded on an established securities market, under applicable Treasury Regulations, and: (i) the exchangeable shares are regularly traded on an established securities market and such Non-U.S. Holder has never beneficially owned, directly, indirectly, or constructively, more than 5% of the exchangeable shares, or (ii) the exchangeable shares are not regularly traded on an established securities market and on the date such Non-U.S. Holder acquired the exchangeable shares such exchangeable shares had a fair market value no greater than 5% of the fair market value of the then outstanding shares of Vail Resorts common stock, in each case determined under applicable Treasury Regulations. The provisions of the Code and Treasury Regulations regarding these determinations are complex and subject to differing interpretations. Non-U.S. Holders should consult their tax advisors regarding the application of these rules.
Receipt of Distributions on Shares of Vail Resorts Common Stock
Distributions, if any, received with respect to the shares of Vail Resorts common stock out of Vail Resorts’ current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be subject to U.S. withholding tax at a rate of 30% (or lower applicable treaty rate) unless the Non-U.S. Holder establishes that such dividends are effectively connected with such holder’s U.S. trade or business. A Non-U.S. Holder may be able to claim benefits (if any) under an applicable treaty with respect to such withholding taxes. However, there can be no assurance that treaty benefits will be available and Non-U.S. Holders should consult their tax advisors as to the applicability of treaty benefits in such circumstances. In addition, a Non-U.S. Holder will be taxed in the same manner as a U.S. Holder on dividends received that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business or, if required by an applicable treaty attributable to a permanent establishment by the Non-U.S. Holder, in the United States. A Non-U.S. Holder that is classified as a corporation for U.S. federal income tax purposes may also be subject to an additional branch profits tax at a 30% rate (or lower applicable treaty rate) on dividend income that is effectively connected with a U.S. trade or business. To the extent a distribution exceeds Vail’s current or accumulated earnings and profits, it will first constitute a tax-free return of capital that is applied against and reduces, but not below zero, the adjusted tax basis of a Non-U.S. Holder’s shares of Vail Resort stock. Any remainder will constitute capital gain from the disposition of Vail Stock, the treatment of which is described below.
Dispositions of Shares of Vail Resorts Common Stock
Subject to the rules discussed below, a Non-U.S. Holder will not be subject to U.S. federal income tax on the gain (if any) realized on the sale or exchange of shares of Vail Resorts common stock or exchangeable shares, unless (i) the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business, or, if required by an applicable treaty, attributable to a permanent establishment maintained by the Non-U.S. Holder, in the United States or (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met, unless an applicable income tax treaty provides otherwise.
If a Non-U.S. Holder falls under clause (i) above, the Non-U.S. Holder generally will recognize gain or loss on the disposition equal to the difference between the Non-U.S. Holder’s adjusted tax basis in the shares of Vail Resorts common stock and the amount realized from the disposition. Such Non-U.S. Holder will be subject to U.S. federal income tax on the gain recognized from the disposition under regular graduated U.S. federal income tax rates applicable to such Non-U.S. Holder. Gain or loss will be long-term capital gain or loss if the non-U.S. Holders holding period is more than one year. In addition, if a Non-U.S. Holder that is classified as a corporation for U.S. federal income tax purposes falls under clause (i) above, it may be subject to an additional branch profits tax on effectively connected income at a 30% rate (or lower applicable treaty rate). If an individual Non-U.S. Holder falls under clause (ii) above, the individual generally will be subject to a flat 30% (or lower applicable treaty rate) tax on the gain derived from a disposition, which may be offset by certain U.S. capital losses subject to applicable rules governing the availability of capital loss deductions for U.S. federal income tax purposes. Individual Non-U.S. Holders who have spent (or expect to spend) 183 days or more in the United States in the taxable year in which they contemplate a disposition of shares of Vail Resorts common stock are urged to consult their tax advisors as to the tax consequences of such disposition.
In addition, if Vail Resorts is or has been a USRPHC, a Non-U.S. Holder of shares of Vail Resorts common stock may be subject to (i) U.S. federal income tax on the gain (if any) realized on the sale or exchange of such shares as if such gain were effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States, and (ii) a 15% withholding tax applied to the gross proceeds received on a disposition of such shares. Generally, a U.S. corporation is a USRPHC if at least 50% of the fair market value of all of its interests in real property and all of its other assets used or held for use in a trade or business (as defined in applicable Treasury Regulations) consists of “U.S. real property interests.” We believe that Vail Resorts may be a USRPHC. However, notwithstanding the foregoing, so long as the common stock of Vail Resorts is regularly traded on an established securities market, under applicable Treasury Regulations, Non-U.S. Holders who have never beneficially owned more than 5% of the shares of Vail Resorts common stock, directly, indirectly or constructively (including through the ownership of exchangeable shares), generally will not be subject to U.S. federal income tax on any gain realized on the sale, exchange or redemption of shares of Vail Resorts common stock solely because Vail Resorts is or has been a USRPHC.
Backup Withholding and Information Reporting
Information returns may be filed with the IRS in connection with payments on the shares of Vail Resorts common stock or exchangeable shares and the proceeds from a sale or other disposition of such shares. Holders of shares of Vail Resorts common stock or exchangeable shares may be subject to U.S. backup withholding tax on these payments if they fail to provide their taxpayer identification numbers to the paying agent and comply with certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.
Foreign Account Tax Compliance Withholding
Sections 1471 through 1474 of the Code, the Treasury Regulations promulgated thereunder and other governmental notices with respect thereto (collectively, “FATCA”) could impose a withholding tax of 30% (“FATCA Withholding”) on dividends on shares of Vail Resorts common stock paid to Non-U.S. Holders or any non-U.S. person or entity that receives such dividends on behalf of a holder (a “non-U.S. payee”), unless the holder and each non-U.S. payee in the payment chain complies with the applicable information reporting, account identification, withholding, certification and other FATCA-related requirements (including any intergovernmental agreement entered into by the United States and another applicable jurisdiction to facilitate the application and implementation of FATCA (an “IGA”)). In the case of a payee that is a non-U.S. financial institution (for example, a clearing system, custodian, nominee or broker), withholding generally will not be imposed if the financial institution complies with the requirements imposed by FATCA to collect and report (to the U.S. or another relevant taxing authority) substantial information regarding such institution’s U.S. account holders (which would include some account holders that are non-U.S. entities but have U.S. owners). Other payees, including individuals, may be required to provide proof of tax residence or waivers of confidentiality laws and/or, in the case of non-U.S. entities, certification or information relating to their U.S. ownership.
FATCA Withholding may be imposed at any point in a payment chain if a non-U.S. payee is not compliant with the applicable FATCA requirements. A payment chain may consist of a number of parties, including a paying agent, a clearing system, each of the clearing system’s participants and a non-U.S. bank or broker through which a holder holds shares of Vail Resorts common stock. Accordingly, if a holder receives payments through a payment chain that includes one or more non-U.S. payees, the payment could be subject to FATCA Withholding if any non-U.S. payee in the payment chain fails to comply with the FATCA requirements and is subject to withholding. This would be the case even if the holder would not otherwise have been directly subject to FATCA Withholding.
A number of countries have entered into, and other countries are expected to enter into, IGAs. While the existence of an IGA will not eliminate the risk that dividends on the shares of Vail Resorts common stock will be subject to FATCA Withholding, these agreements are expected to facilitate compliance with the FATCA requirements thereby reducing the likelihood that FATCA Withholding will occur for investors in (or investors that indirectly hold shares of Vail Resorts common stock through financial institutions in) those countries.
Under proposed regulations promulgated by the Treasury Department on December 13, 2018, on which taxpayers may rely until final regulations are issued, FATCA Withholding will not be imposed on gross proceeds from any sale or other disposition of Vail Resorts common stock.

Depending on a holder’s circumstances, such holder may be entitled to a refund or credit in respect of some or all of any FATCA Withholding. However, even if a holder is entitled to have any such withholding refunded, the required procedures could be cumbersome and significantly delay such holder’s receipt of any withheld amounts.
Holders are strongly urged to consult their tax advisors regarding FATCA. Holders should also consult their banks or brokers through which they hold or would hold the shares of Vail Resorts common stock or exchangeable shares about the likelihood that payments to such banks or brokers (for credit to the holders) may become subject to FATCA Withholding at some point in the payment chain.
THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT LEGAL OR TAX ADVICE. EACH HOLDER IS ENCOURAGED TO CONSULT ITS OWN TAX ADVISOR AS TO PARTICULAR TAX CONSEQUENCES RELATING TO THE ARRANGEMENT, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL OR FOREIGN TAX LAWS.

LEGAL MATTERS
Bryan Cave Leighton Paisner LLP will pass upon the validity of the shares of common stock being offered hereby.

EXPERTS
The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended July 31, 2019 have been so incorporated in reliance on the report, which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of Falls Creek and Hotham, Triple Peaks, and Stevens Pass which the registrant acquired during the fiscal year ended July 31, 2019, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, or Exchange Act. We file reports, proxy statements and other information with the SEC. You may read and copy these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the Public Reference Room. Our electronic SEC filings are also available over the Internet at the SEC’s web site at http://www.sec.gov. You may also inspect our SEC reports and other information at our web site at http://www.vailresorts.com. We do not intend for information contained in our web site to be part of this prospectus, other than documents that we file with the SEC that are incorporated by reference in this prospectus.

INFORMATION WE INCORPORATE BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any portions of the respective filings that were furnished, rather than filed, including pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, unless, and except to the extent, specified therein, until the offering of our securities under this registration statement is completed, terminated, or withdrawn:

1.	our Annual Report on Form 10-K for the fiscal year ended July 31, 2019, filed on September 26, 2019;

2.	our Proxy Statement for the 2018 annual meeting of stockholders, filed on October 22, 2018;

3.	our Current Reports on Form 8-K as filed on August 29, 2019 and September 24, 2019; and

4.
the description of our common stock contained in our Registration Statement on Form S-3 filed October 12, 2004, as amended by our Form S-3/A filed November 22, 2004, our Form S-3/A filed December 2, 2004, and any amendment or report filed with the Commission for the purpose of updating such description.

We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address and telephone number:
Vail Resorts, Inc.
390 Interlocken Crescent
Broomfield, Colorado 80021
Telephone Number: (303) 404-1800

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following is a statement of the estimated expenses, to be paid solely by the registrant, of the issuance and distribution of the securities being registered hereby:

Securities and Exchange Commission registration fee	$0
Printing expenses	$0
Accounting fees and expenses	$6,000
Legal fees and expenses	$14,000
Miscellaneous expenses	$0
Total	$20,000

Item 15. Indemnification of Directors and Officers.
Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), allows a corporation to include in its certificate of incorporation a provision that limits or eliminates the personal liability of directors of a corporation or its stockholders for monetary damages for a breach of a fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.
Section 145(a) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
Further subsections of DGCL Section 145 provide that:
(1)to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith;
(2)the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and
(3)the corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered into the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
Vail Resorts’ Certificate of Incorporation and Bylaws provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, Vail Resorts will indemnify any person who is or was involved in any manner or is threatened to be made so involved in any threatened, pending, or completed investigation, claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, or employee of Vail Resorts or while a director, officer, or employee of Vail Resorts is or was serving at the request of Vail Resorts as a director, officer, or employee of another corporation, partnership, joint venture, trust, or other entity.
The Company currently maintains an insurance policy which, within the limits and subject to the terms and conditions thereof, covers certain expenses and liabilities that may be incurred by directors and officers in connection with proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of the Company and its subsidiaries.
Vail Resorts has entered into indemnification agreements with certain of their executive officers. The agreements are identical. Each agreement requires Vail Resorts to indemnify and hold harmless the applicable officer to the fullest extent authorized by Delaware law and the Certificate of Incorporation and Bylaws. Each agreement provides that Vail Resorts will indemnify and hold harmless the applicable officer against all expenses, judgments, penalties, fines and amounts paid in settlement actually or reasonably incurred by him or her or on his or her behalf, if, by reason of his status as an officer, he or she is, or is threatened to be, made a party or participant in any proceeding. The only limitation on this obligation is that Vail Resorts is not required to make any payment that is determined to be unlawful in accordance with the determination procedures set forth in the agreement. Vail Resorts must also advance to the indemnified officer all expenses reasonably and necessarily incurred by him or her or on his or her behalf in connection with any proceeding in which he or she is made a party or participant by reason of his status of an officer.
Item 16. Exhibits.
See the Exhibit Index at the end of this registration statement, which is incorporated herein by reference.
Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act to any purchaser:

i.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Broomfield, Colorado, on the 26th day of September, 2019.

Date: September 26, 2019		Vail Resorts, Inc.

	By:	/s/ Robert A. Katz
Robert A. Katz
Chief Executive Officer

SIGNATURE PAGE AND POWER OF ATTORNEY
Know all men by these presents, each person whose signature appears below hereby constitutes and appoints Robert A. Katz and David T. Shapiro, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution and full power to act without the other, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any and all other documents in connection therewith, and to file the same, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Robert A. Katz	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	September 26, 2019
Robert A. Katz

/s/ Michael Z. Barkin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 26, 2019
Michael Z. Barkin

/s/ Ryan H. Siurek	Senior Vice President, Controller and Chief Accounting Officer	September 26, 2019
Ryan H. Siurek	(Principal Accounting Officer)

/s/ Susan L. Decker
Susan L. Decker	Director	September 26, 2019

/s/ Roland A. Hernandez
Roland A. Hernandez	Director	September 26, 2019

/s/ John T. Redmond
John T. Redmond	Director	September 26, 2019

/s/ Michele Romanow
Michele Romanow	Director	September 26, 2019

/s/ Hilary A. Schneider
Hilary A. Schneider	Director	September 26, 2019

/s/ D. Bruce Sewell
D. Bruce Sewell	Director	September 26, 2019

/s/ John F. Sorte
John F. Sorte	Director	September 26, 2019

/s/ Peter A. Vaughn
Peter A. Vaughn	Director	September 26, 2019

EXHIBIT INDEX
Exhibit Number    Description

2.1
Arrangement Agreement, dated as of August 5, 2016, between Vail Resorts, Inc., 1068877 B.C. Ltd. and Whistler Blackcomb Holdings Inc. (the “Arrangement Agreement”) (Incorporated by reference to Exhibit 2.1 on Form 8-K of Vail Resorts, Inc. filed on August 8, 2016) (File No. 001-09614).

4.1
Amended and Restated Certificate of Incorporation of Vail Resorts, Inc., dated January 5, 2005. (Incorporated by reference to Exhibit 3.1 on Form 10-Q of Vail Resorts, Inc. for the quarter ended January 31, 2005)(File No. 001-09614).

4.2
Certificate of Amendment of Amended and Restated Certificate of Incorporation of Vail Resorts, Inc., dated December 7, 2011. (Incorporated by reference to Exhibit 3.1 on Form 8-K of Vail Resorts, Inc. filed on December 8, 2011) (File No. 001-09614).

4.3
Certificate of Designations of Special Voting Preferred Stock of Vail Resorts, Inc., dated October 17, 2016. (Incorporated by reference to Exhibit 3.1 on Form 8-K of Vail Resorts, Inc. filed on October 17, 2016) (File No. 001-09614).

4.4	Amended and Restated Bylaws of Vail Resorts, Inc., dated December 7, 2011. (Incorporated by reference to Exhibit 3.2 on Form 8-K of Vail Resorts, Inc. filed on December 8, 2011) (File No. 001-09614).

5.1*	Opinion of Bryan Cave Leighton Paisner LLP with respect to the legality of the securities registered hereunder.

23.1*	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of Bryan Cave Leighton Paisner LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (set forth on the signature pages to this registration statement)

99.1
Form of Exchangeable Share Support Agreement, to be entered into by and among Vail Resorts, Inc., Callco (as defined in the Arrangement Agreement) and 1068877 B.C. Ltd. (incorporated by reference to Schedule C of the Arrangement Agreement filed as Exhibit 2.1 on Form 8-K of Vail Resorts, Inc. filed on August 8, 2016) (File No. 001-09614).

99.2
Form of Voting and Exchange Trust Agreement, to be entered into by and among Vail Resorts, Inc., Callco (as defined in the Arrangement Agreement) and 1068877 B.C. Ltd. (incorporated by reference to Schedule D of the Arrangement Agreement filed as Exhibit 2.1 on Form 8-K of Vail Resorts, Inc. filed on August 8, 2016) (File No. 001-09614).

* Filed herewith.